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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in and the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-13823 of AMRESCO, INC. and Subsidiaries on Form S-3 of our report dated February 6, 1996, appearing in the Annual Report on Form 10-K of AMRESCO, INC. and Subsidiaries for the year ended December 31, 1995, and to the reference to us under the headings "Summary Financial and Other Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Dallas, Texas


October 23, 1996